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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2003

Sovran Self Storage, Inc.
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Exact Name of Registrant as Specified in Charter)
Maryland (State or Other Jurisdiction of Incorporation)	1-13820 (Commission File Number)	16-1194043 (IRS Employer Identification No.)
6467 Main Street Buffalo, N.Y. (Address of Principal Executive Offices)	14221 (Zip Code)

Registrant's telephone number, including area code (716) 633-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Item 7.	Financial Statements and Exhibits.

(c)	Exhibits
Exhibit 99.1 Press Release dated August 6, 2003

Item 12.	Results of Operations and Financial Condition.

            On August 6, 2003, Sovran Self Storage, Inc. (the "Company") issued a press release describing selected results for the quarter ended June 30, 2003. The press release is attached to this Report as Exhibit 99.1.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC. (Registrant)

Date: August 7, 2003	By: /s/ David L. Rogers David L. Rogers, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated August 6, 2003

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Exhibit 99.1

[LOGO]  Sovran Self Storage, Inc
                 6467 Main St., Buffalo, NY 14221
                 (716) 633-1850

FOR IMMEDIATE RELEASE
August 6, 2003

Sovran Self Storage Reports Second Quarter Results

            Buffalo, NY, August 6, 2003 - Sovran Self Storage, Inc. (NYSE:SSS), a self-storage real estate investment trust (REIT), reported operating results for the quarter ended June 30, 2003.

            Funds from operations for the quarter were $9.6 million or $.73 per fully diluted common share compared to $9.7 million or $.76 per fully diluted share for the quarter ended June 30, 2002. Net income available to common shareholders for the second quarter of 2003 was $5.4 million or $.41 per diluted share, compared to $5.9 million or $.46 per diluted share for the same period last year. Improved occupancies and revenue growth were offset by dilution resulting from paying down line of credit debt with the proceeds of the Company's Series C Preferred Stock issuance and increased operating costs.

OPERATIONS:

            Total Company net operating income for the second quarter grew 7.4% to $18.5 million compared with the same quarter in 2002. This growth was the result of improved operating performance and additional stores acquired in late 2002. Overall occupancy was 85.5% and average rent per square foot for the portfolio was $8.83.

            Revenues at the 253 facilities in the Company's same store portfolio increased 4.1% over the second quarter of 2002. A 2% increase in rental rates, a 1.1% increase in occupancy and a $200,000 increase in other income contributed to the sales growth. Increased health care and insurance costs, along with expenses associated with the Uncle Bob's truck program caused same store operating expenses to increase by 9.8%; net operating income on a same store basis showed 1.4% growth over last year's $18.1 million.

            During the quarter, the Company continued to advance its revenue initiatives. The Dri-guard humidity control program is installed at 50 stores encompassing 700,000 sq. ft. A total of 158 stores now feature free use of an Uncle Bob's Truck to make it easier for customers to move into their spaces. The Company's call center has become fully operational as an integrated sales and reservation system. All calls to the 264 Uncle Bob's stores are routed to the Customer Care Center, where operators serve as leasing agents for over 135,000 rental spaces.

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            Strong performance was shown at the Company's stores throughout the Virginia, Florida, Carolinas, and Atlanta markets, while some of the Dallas, Phoenix and New England area stores experienced slower than expected growth during the quarter.

            At June 30, 2003, the Company had $206 million in unsecured term and credit line debt; of this, $130 million is fixed with rate swap instruments of periods varying from 2 to 6 years.

SHARE REPURCHASE PROGRAM:

            In February, 2001, the Company's Board of Directors authorized the repurchase of up to one million shares of the Company's common stock. This was the second such authorization; to date, the Company has acquired approximately 1,171,886 shares pursuant to the programs. The Company expects such repurchases to be effected from time to time, in the open markets, in private transactions or otherwise, during a period of up to 24 months.

            The amount and timing of shares to be purchased will be subject to market conditions and will be based on several factors, including compliance with lender covenants, the price of the Company's stock and the level of stock issuances under the Company's employee stock plans. No assurance can be given as to the specific timing or amount of the share repurchases or as to whether and to what extent the share repurchase will be consummated.

YEAR 2003 EARNINGS GUIDANCE:

            The Company expects conditions in most of its markets to remain stable, but believes that growth in net operating income on a same store basis will be moderate. It expects to continue implementation of its Dri-guard initiative, as well as other revenue enhancing programs, in which the Company will invest $3 to $4 million of capital expenditures.

            As opportunities arise, the Company may acquire self-storage facilities with high growth potential for its own portfolio, and may sell certain facilities depending on market conditions.

            As the Company previously disclosed, its term and line of credit debt facilities will expire in November 2003. The Company expects to enter into new financing arrangements that will replace the expiring facilities prior to their expiration. The Company has used interest rate swaps to, in effect, fix interest rates on $130 million of its $206 million of outstanding unsecured, floating rate debt. As such, $76 million of the Company's outstanding debt is on a floating rate basis, and any changes in short term interest rates would increase interest expense and have a significant adverse impact on the Company's earnings and funds from operations. If the Company enters into further interest rate swaps, or repays certain of its outstanding debt with proceeds of long term debt or equity instruments, the average interest rate paid by the Company and its interest expense would likely increase, as short term interest rates on the Company's outstanding floating rate debt are presently significantly below the Company's long term cost of funds. The following guidance is based on the assumption that the Company's existing term and line of credit debt facilities will remain in place until expiration. If the Company closes transactions that replace the expiring

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facilities prior to their expiration, an announcement will be published, and its effect on the Company's net income and funds from operations will be presented.

            Assuming Company's existing term and line of credit debt facilities will remain in place through November, the Company expects funds from operations for the year 2003 to be between $2.86 and $2.88 per fully diluted share, and for the third quarter to be between $.74 and $.76 per fully diluted share.

FORWARD LOOKING STATEMENTS:

            When used within this news release, the words "intends," "believes," "expects," "anticipates," and similar expressions are intended to identify "forward looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21F of Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company's ability to evaluate, finance and integrate acquired businesses into the Company's existing business and operations; the Company's ability to form joint ventures and sell existing properties to those joint ventures; the Company's existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company's outstanding floating rate debt; the Company's ability to effectively compete in the industries in which it does business; the Company's ability to successfully implement its truck leasing program and Dri-guard product roll-out; the Company's reliance on its call center; the Company's cash flow may be insufficient to meet required payments of principal and interest; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

            Sovran Self Storage will hold its Second Quarter Earnings Release Conference Call at 11:00 a.m. Eastern Daylight Time on Thursday, August 7, 2003. Anyone wishing to listen to the call may access the webcast via Sovran's homepage www.sovranss.com. The call will be archived for a period of 90 days after initial airing.

            Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT whose business is acquiring, developing and managing self-storage facilities. The Company owns and/or operates 264 stores under the "Uncle Bob's Self Storage"(R) trade name in 21 states. For more information, please contact David Rogers, CFO or Diane Piegza, VP Investor Relations at (716) 633-1850 or the Company's Web site.

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SOVRAN SELF STORAGE, INC. COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) (unaudited)

(dollars in thousands, except per share data)	April 1, 2003 to June 30, 2003	April 1, 2002 to June 30, 2002
Net income	$ 7,562	$ 6,645
Minority interest in income	473	536
Depreciation of real estate and amortization of intangible assets exclusive of deferred financing fees	4,439	3,959
Depreciation and amortization from unconsolidated joint ventures	134	160
Preferred dividends	(2,204)	(739)
Funds from operations allocable to minority interest in Operating Partnership	(408)	(448)
Funds from operations allocable to minority interest in Locke Sovran II, LLC	(382)	(437)
Funds from operations available to common shareholders	9,614	9,676
FFO per share - diluted	$ 0.73	$ 0.76
(dollars in thousands, except per share data)	January 1, 2003 to June 30, 2003	January 1, 2002 to June 30, 2002
Net income	$ 14,246	$ 12,754
Minority interest in income	922	1,114
Depreciation of real estate and amortization of intangible assets exclusive of deferred financing fees	8,877	7,862
Depreciation and amortization from unconsolidated joint ventures	225	274
Preferred dividends	(4,409)	(1,478)
Funds from operations allocable to minority interest in Operating Partnership	(789)	(894)
Funds from operations allocable to minority interest in Locke Sovran II, LLC	(769)	(897)
Funds from operations available to common shareholders	18,303	18,735
FFO per share - diluted	$ 1.40	$ 1.48

(1) The Company believes that Funds from Operations ("FFO") provides relevant and meaningful information about its operating performance that is necessary, along with net earnings and cash flows, for an understanding of its operating results.  Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses on sales of properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis.  We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

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BALANCE SHEET DATA

(dollars in thousands)	June 30, 2003 (unaudited)	December 31, 2002
Assets
Investment in storage facilities: Land	$ 133,229	$ 132,853
Building and equipment	586,399	577,988
	719,628	710,841
Less: accumulated depreciation	(84,184)	(75,344)
Investments in storage facilities, net	635,444	635,497
Cash and cash equivalents	7,154	2,063
Accounts receivable	1,489	1,785
Receivable from related parties	99	98
Notes receivable from joint ventures	2,032	2,023
Investment in joint ventures	3,227	3,386
Prepaid expenses	2,893	2,719
Other assets	5,799	4,766
Total Assets	$ 658,137 ===========	$ 652,337 ===========

Liabilities
Line of credit	$ 131,000	$ 128,000
Term note	75,000	75,000
Accounts payable and accrued liabilities	6,934	5,024
Deferred revenue	3,790	3,468
Fair value of interest rate swap agreements	11,323	10,020
Accrued dividends	7,948	7,791
Capital lease obligations	3,202	1,933
Mortgage payable	47,170	47,519
Total Liabilities	286,367	278,755

Minority interest - Operating Partnership	14,218	14,277
Minority interest - Locke Sovran II, LLC	16,073	16,531

Shareholders' Equity
9.85% Series B Cumulative Preferred Stock	28,585	28,585
8.375% Series C Convertible Cumulative Preferred Stock	67,129	67,129
Common stock	144	140
Additional paid-in capital	327,042	317,423
Unearned restricted stock	(1,916)	(2,134)
Dividends in excess of net income	(41,007)	(35,124)
Accumulated other comprehensive loss	(11,323)	(10,020)
Treasury stock at cost	(27,175)	(23,225)
Total Shareholders' Equity	341,479	342,774
Total Liabilities and Shareholders' Equity	$ 658,137 ===========	$ 652,337 ==========

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CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(dollars in thousands, except per share data)	April 1, 2003 to June 30, 2003	April 1, 2002 to June 30, 2002
Revenues:
Rental income	$ 27,224	$ 24,699
Other operating income	697	478
Total operating revenues	27,921	25,177

Expenses:
Property operations and maintenance	6,914	5,592
Real estate taxes	2,518	2,376
General and administrative	2,356	1,974
Depreciation and amortization	4,671	4,202
Total operating expenses	16,459	14,144

Income from operations	11,462	11,033

Other income (expense)
Interest expense	(3,562)	(3,895)
Interest income	104	94
Minority interest - Operating Partnership	(321)	(311)
Minority interest - consolidated joint venture	(152)	(225)
Equity in income (losses) of joint ventures	31	(51)

Net income	7,562	6,645
Preferred stock dividends	(2,204)	(739)
Net income available to common shareholders	$ 5,358 ==========	$ 5,906 ===========

Per Common Share:
Earnings per common share - basic	$ 0.41 ===========	$ 0.47 ===========
Earnings per common share - diluted	$ 0.41 ===========	$ 0.46 ===========

Common shares used in basic earnings per share calculation	13,060,212	12,603,818
Common shares used in diluted earnings per share calculation	13,184,273	12,807,202
Dividends declared per common share	$ 0.60 ==========	$ 0.59 ==========

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(dollars in thousands, except per share data)	January 1, 2003 to June 30, 2003	January 1, 2002 to June 30, 2002

Revenues:
Rental income	$ 53,691	$ 48,482
Other operating income	1,283	862
Total operating revenues	54,974	49,344

Expenses:
Property operations and maintenance	13,754	11,220
Real estate taxes	5,157	4,702
General and administrative	4,666	3,998
Depreciation and amortization	9,351	8,298
Total operating expenses	32,928	28,218

Income from operations	22,046	21,126

Other income (expense)
Interest expense	(7,118)	(7,378)
Interest income	207	176
Minority interest - Operating Partnership	(607)	(613)
Minority interest - consolidated joint venture	(315)	(501)
Equity in income (losses) of joint ventures	33	(56)

Net income	14,246	12,754
Preferred stock dividends	(4,409)	(1,478)
Net income available to common shareholders	$ 9,837 ==========	$ 11,276 ==========

Per Common Share:
Earnings per common share - basic	$ 0.76 ==========	$ 0.90 ==========
Earnings per common share - diluted	$ 0.75 ==========	$ 0.89 ==========

Common shares used in basic earnings per share calculation	13,015,243	12,519,064

Common shares used in diluted earnings per share calculation	13,125,419	12,736,869

Dividends declared per common share	$ 1.20 ==========	$ 1.18 ==========

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SAME STORE DATA (2) (dollars in thousands)	April 1, 2003 to June 30, 2003	April 1, 2002 to June 30, 2002	Percentage Change

Revenues:
Rental income	$ 26,905	$ 26,015	3.4%
Other operating income	640	445	43.8%
Total operating revenues	27,545	26,460	4.1%

Expenses:
Property operations, maintenance, and real estate taxes	9,215	8,390	9.8%

Operating income	$ 18,330	$ 18,070	1.4%

(2) Includes the 253 stores owned and/or managed by the Company for the entire periods presented.

OTHER DATA
Investment in Storage Facilities: The following summarizes activity in storage facilities during the six months ended June 30, 2003:

Beginning balance	$ 710,841
Property acquisitions	-
Improvements and equipment additions:
Dri-guard humidity control installations	1,254
Expansions	3,232
Roofing, paving, painting, and equipment	2,813
Rental trucks	1,529
Dispositions	(41)
Storage facilities at cost at period end	$ 719,628 ==========

	June 30, 2003	June 30, 2002

Common shares outstanding at June 30	13,220,972	12,844,934

Operating Partnership Units outstanding at June 30	554,865	563,950